                                AMENDMENT NO. 2
                                     TO THE
                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

    This Amendment No. 2 to the Agreement and Plan of Reorganization and Merger (this "Amendment No. 2"), dated as of February 9, 1999, is by and among INTERDENT, INC. (Formerly known as Wisdom Holdings, Inc.), a Delaware corporation ("ParentCo"), WISDOM HOLDINGS ACQUISITION CORP. I, a Delaware corporation and wholly owned subsidiary of ParentCo ("GDSC Merger Sub"), WISDOM HOLDINGS ACQUISITION CORP. II, a Delaware corporation and wholly owned subsidiary of ParentCo ("DCA Merger Sub"), GENTLE DENTAL SERVICE CORPORATION, a Washington corporation ("GDSC") and DENTAL CARE ALLIANCE, INC., a Delaware corporation ("DCA").

                                    RECITALS

    A. Each of ParentCo, GDSC Merger Sub, DCA Merger Sub, GDSC and DCA entered into that certain Agreement and Plan of Reorganization and Merger dated as of October 15, 1998, as amended as of February 3, 1999 (the "Agreement").

    B. Each of ParentCo, GDSC Merger Sub, DCA Merger Sub, GDSC and DCA desire to amend the Agreement in accordance with the terms and conditions of this Amendment No. 2.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the preceding recitals and the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

    1. AMENDMENT TO SECTION 9.2(C). Section 9.2(c) of the Agreement is hereby deleted in its entirety and amended as follows:

        "(c) [Intentionally omitted.]"

    2. AMENDMENT TO SECTION 9.3(C). Section 9.3 (c) of the Agreement is hereby deleted in its entirety and replaced with the following:

        "(c) [Intentionally omitted.]"

    3. ADDITION OF SECTION 9.4. New Section 9.4 shall be added to the Agreement and inserted therein immediately following Section 9.3, as follows:

        "9.4  NON-WAIVABLE CONDITION TO EACH PARTY'S OBLIGATION TO EFFECT THE
    MERGER.   The respective obligations for each of GDSC and DCA to consummate the Merger is subject to the fulfillment by GDSC and DCA prior to the Effective Time of the following condition, which condition may not be waived:

        (a) TAX OPINION. GDSC and DCA each shall have received an opinion of McDermott, Will & Emery, dated as of the Effective Date, in a form mutually acceptable to the parties and their counsel, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion,
    (i) the Merger constitutes (A) a "reorganization" within the meaning of
    Section 368 of the Code and ParentCo, GDSC Merger Sub and GDSC will each be a party to the reorganization within the meaning of Section 368(b) of the Code or (B) a transfer to a controlled corporation qualifying under Section 351 of the Code and (ii) no gain or loss will be recognized by stockholders of GDSC or DCA who receive shares of ParentCo Common Stock in exchange for shares of GDSC Common Stock or DCA Common Stock, respectively, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, McDermott, Will & Emery may require and rely upon representations contained in letters from GDSC, DCA and ParentCo, and stockholders of GDSC and DCA in a form mutually acceptable to the parties and their counsel."

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    4.  NO OTHER AMENDMENTS.  Except as set forth in this Amendment No. 2, the
Agreement shall remain in full force and effect.

    5. CONSTRUCTION. If there is a conflict between any terms or provisions in the Agreement in regard to the delivery of a tax opinion and any terms or provisions of this Amendment No. 2, then the terms or provisions of this Amendment No. 2 shall control and such conflict shall be resolved in accordance with this Amendment No. 2.

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    IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No.
2 as of the date first written above.

GENTLE DENTAL SERVICE CORPORATION

By:        /s/ MICHAEL T. FIORE
           --------------------------------------
Name:      Michael T. Fiore
Title:     PRESIDENT AND CHIEF EXECUTIVE OFFICER

DENTAL CARE ALLIANCE, INC.

By:        /s/ STEVEN R. MATZKIN, D.D.S.
           --------------------------------------
Name:      Steven R. Matzkin, D.D.S.
Title:     PRESIDENT AND CHIEF EXECUTIVE OFFICER

WISDOM HOLDINGS, INC.

By:        /s/ MICHAEL T. FIORE
           --------------------------------------
Name:      Michael T. Fiore
Title:     CHIEF EXECUTIVE OFFICER

By:        /s/ STEVEN R. MATZKIN, D.D.S.
           --------------------------------------
Name:      Steven R. Matzkin, D.D.S.
Title:     CHIEF EXECUTIVE OFFICER

WISDOM HOLDINGS ACQUISITION CORP. I

By:        /s/ MICHAEL T. FIORE
           --------------------------------------
Name:      Michael T. Fiore
Title:     CHIEF EXECUTIVE OFFICER

By:        /s/ STEVEN R. MATZKIN, D.D.S.
           --------------------------------------
Name:      Steven R. Matzkin, D.D.S.
Title:     PRESIDENT

]WISDOM HOLDINGS ACQUISITION CORP. II

By:        /s/ MICHAEL T. FIORE
           --------------------------------------
Name:      Michael T. Fiore
Title:     CHIEF EXECUTIVE OFFICER

By:        /s/ STEVEN R. MATZKIN, D.D.S.
           --------------------------------------
Name:      Steven R. Matzkin, D.D.S.
Title:     PRESIDENT

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